Exhibit 10.23
                                                               Portions redacted
                                     * Certain information on this page has been
                                       omitted and filed separately with the
                                       Securities and Exchange Commission.
                                       Confidential treatment has been requested with respect to the omitted portions.

         Manufacturing Agreement for Dry-freeze Levofloxacin Injectable

This agreement is made and entered by and between:

Shanxi Weiqida Pharmaceutical Co., Ltd., Datong, Shanxi, China (hereinafter referred to as party A)

Shanxi Pude Pharmaceutical Co., Ltd., Datong, Shanxi, China (hereinafter referred to as party B)

Through friendly negotiation, party A and party B agree to enter into an agreement on manufacturing the Dry-freeze Levofloxacin Injectable as follows:

     1.   Party  A  contracts  out   manufacturing   "Levofloxacin   Injectable"
          (Dry-freeze, dosage 0.1g) to party B.

     2. Party A provides qualified Levofloxacin raw materials and packing materials (tubular vials, butyl stoppers, and aluminum caps), which should meet the standards of party B.

     3. Party B manufactures the products up to capping, and party A is responsible for outside packaging.

     4. The products manufactured by party B should meet quality control standards set by party A, and party B is fully responsible for product quality resulted from the process of manufacturing. If the quality of product can't meet party A's standards, any expenses involved will be beared and be deducted from party B's manufacturing charges.

     5. The product inspection is subject to Party A's reports on inspection (with raw material, finished product standards).

     6. Manufacturing charges calculation is as follows: Based on the previous manufacturing capacity of Party B, the monthly production output is not less than 100,000 vials.

          a.   A yearly  production output of 1 million vials, the rate is RMB
               * * * per vial.

          b. A yearly production output between 1million and 2 million vials, the rate is RMB * * * per vial. Party A will make a lump sum payment at the end of each year.

 * * * CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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          c.   A yearly production output between 2 million and 3 million vials, the rate is RMB * * * per vial. Party A will make a lump sum payment at the end of each year.

          d. Party A makes the payment monthly, and party B makes the value added invoice by actual quantities.

     7. The rate of finished product of Dry-freeze Levofloxacin Injectable is not less than * * *, and the rate of utilization of tubular vials, butyl stoppers, and aluminum caps is not less than * * *. The quantity of finished products is subject to the count of both parties, but the disqualification products will be excluded from the calculation of manufacturing charges.

     8. If the rate of finished product is more than * * *, party A will buy back the extra finished products at a rate of RMB * * * per vial. If the rate of finished product doesn't reach * * *, party A will deduct the deficit products at a rate of RMB * * * per vial.

     9. In the process of manufacturing, if the rate of utilization of packing materials doesn't reach 97%, party B should buy extra packing materials from Party A; if the rate of utilization of packing materials is more than 97%, party A will buy back the savings, if the quantity is material.

     10. Party A provides the production plan to Party B 15 days in advance, and party B arranges the production within 15 days after receiving raw materials. Party B shall use its best efforts to complete the production. Party A is responsible for the transportation involved in the manufacturing.

     11. All the matters not included in this agreements will be negotiated by parties.

     12. The agreement is signed in Chinese, with four copies, and two for each party.

     13.  The agreement is valid starting January 2003.


     Party A: Shanxi Weiqida Pharmaceutical Co., Ltd.


     /s/ Zhanguo Weng
     ---------------------------
     Mr. Zhanguo Weng
     Date: April 21, 2003




     Party B: Shanxi Pude Pharmaceutical Co., Ltd.


     /s/ Chengwei Hu
     ---------------------------
     Mr. Chengwei Hu
     Date: April 21, 2003



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